Exhibit 23


               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Modine Manufacturing Company Form S-8 File No. 333-66111 of our report dated June 9, 2000, on our audit of the financial statements of the Modine 401K Retirement Plan for Hourly Non-Union Employees as of December 31, 1999 and for the year then ended, which report is included in the Annual Report on Form 11-K.





/s/PricewaterhouseCoopers LLP

Chicago, Illinois
June 26, 2000




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